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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2001 relating to the financial statements and financial statement schedule of The TriZetto Group, Inc., which appears in The TriZetto Group, Inc.'s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2000.


PricewaterhouseCoopers LLP


Orange County, California
June 25, 2001